UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 6, 2014

Commission File Number:  000-54014

VistaGen Therapeutics, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
205093315
(IRS Employer Identification No.)

343 Allerton Avenue, South San Francisco, California 94080
(Address of principal executive offices)

650-577-3600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

We have an ongoing process of evaluating potential business opportunities that we expect will contribute to our future growth. Among our current opportunities, we have entered into a Securities Purchase Agreement, dated April 8, 2013 (as amended, the "Agreement"), with Autilion AG, a company organized and existing under the laws of Switzerland ("Autilion"). Pursuant to the Agreement, Autilion is contractually obligated to purchase a total of 72.0 million restricted shares of our Common Stock at a purchase price of $0.50 per share for aggregate cash proceeds to us of $36.0 million (the "Autilion Financing"). Through January 6, 2014, we have completed a nominal initial closing of the Autilion Financing. Although there can be no assurance that an additional closing of the Autilion Financing will occur, on January 6, 2014, Autilion informed us that it expects us to receive the full $36.0 million committed under the terms of the Agreement between mid-January and mid-February 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaGen Therapeutics, Inc.

Date:   January 7, 2014
By:	/s/ Shawn K. Singh, JD

Name: Shawn K. Singh, JD
Title: Chief Executive Officer